UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2023

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy – Energy Tower III, 11th floor Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

____________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering and Private Placement of Warrants

On February 1, 2023, ENGlobal Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) which provides for the sale and issuance by the Company to a single institutional investor of 3,971,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $0.85 per share in a registered direct offering (the “Registered Offering”). Concurrently with the sale of the Shares and pursuant to the Purchase Agreement, the Company will also sell and issue in a private placement, for no additional consideration to the investor, warrants to purchase up to 3,971,000 shares of Common Stock (the “Warrants”). Subject to certain ownership limitations, the Warrants are exercisable at an exercise price equal to $0.95 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable six months following their issuance (the “Exercisability Date”) for a term of five years from the Exercisability Date. The closing of the sales of these securities under the Purchase Agreement is expected to occur on or about February 6, 2023, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the offerings are expected to be approximately $3.4 million before deducting A.G.P./Alliance Global Partners’ (the “Placement Agent”) fees and related offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

On February 1, 2023, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with the Placement Agent. Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares and the Warrants. The Company will pay the Placement Agent a cash fee equal to 7.0% of the aggregate proceeds from the sale of Common Stock and the Warrants, and to reimburse the Placement Agent for accountable legal expenses incurred by the Placement Agent in connection with the transactions in the amount of $50,000, as well as non-accountable expenses not to exceed $10,000 in the aggregate.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Shares (but not the Warrants or shares of Common Stock issuable upon exercise of the Warrants) are offered by the Company pursuant to an effective shelf Registration Statement (No. 333-252572) on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2021, and declared effective on March 19, 2021. The Company will file a prospectus supplement with the SEC in connection with the sale of the Shares.

The Warrants and the shares of Common Stock issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Purchase Agreement, Placement Agency Agreement and form of Warrant are filed as Exhibits 10.1, 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of these documents are qualified in their entirety by reference to such exhibits.

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Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release announcing the Registered Offering and the concurrent private placement of the Warrants. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, the press release attached to this Report, as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The press release attached as Exhibit 99.1 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Placement Agency Agreement dated February 1, 2023, between ENGlobal Corporation and A.G.P./Alliance Global Partners
4.1	Form of Warrant
5.1	Opinion of Holland & Hart LLP
10.1	Securities Purchase Agreement dated February 1, 2023, between ENGlobal Corporation and the purchaser identified on the signature page thereto
23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1)
99.1	Press release dated February 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

February 3, 2023	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

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